Exhibit 4.7

FIRST DATA CORPORATION

2015 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I - PURPOSE

1.01 Purpose.

The purpose of the Plan is to provide employees of the Company and its Designated Affiliates an opportunity to (1) acquire a proprietary interest in the Company and (2) share in the Company’s future success by acquiring shares of Common Stock. It is the Company’s intention to have the Plan (other than any Sub-Plans) qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan (other than any Sub-Plans) shall be administered in a manner that is consistent with the requirements of Section 423 of the Code.

ARTICLE II - DEFINITIONS

2.01 Affiliate.

“Affiliate” means any parent corporation or subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code).

2.02 Base Compensation.

“Base Compensation” means regular base straight-time gross earnings annualized as of the relevant Offering Commencement Date, excluding (1) payments, if any, for overtime, incentive compensation, commissions, shift premiums, bonuses, stock or other equity-based compensation, and (2) any other special or one-time remuneration of a Participant during an Offering Period. Notwithstanding the foregoing, the Plan Administrator may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of “Base Compensation” for a subsequent Offering Period prior to the Offering Commencement Date of such subsequent Offering Period.

2.03 Board.

“Board” means the Board of Directors of the Company.

2.04 Change in Control.

“Change in Control” has the meaning set forth in the Company’s 2015 Omnibus Incentive Plan, as it may be amended from time to time, or any successor plan thereto.

2.05 Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

2.06 Common Stock.

“Common Stock” means the Class A common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

2.07 Company.

“Company” means First Data Corporation, a Delaware corporation, and any successor entity thereto.

2.08 Designated Affiliate.

“Designated Affiliate” means any Affiliate that has been designated by the Board or the Plan Administrator from time to time in its sole discretion as an Affiliate whose employees are eligible to participate in the Plan.

2.09 Designated Foreign Affiliates.

“Designated Foreign Affiliates” means any Designated Affiliate organized under the laws of any jurisdiction or country other than the United States of America.

2.10 Eligible Employees.

“Eligible Employees” means, subject to the limitations set forth in Section 4.02, any individual employed by the Company or a Designated Affiliate who has completed at least twelve (12) months of service with the Company or a Designated Affiliate, except (1) individuals who are not employed by the Company or a Designated Affiliate prior to the beginning of an Offering Period or prior to such other time period specified by the Plan Administrator, (2) individuals who provide services to the Company or any of its Designated Affiliates as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes, and (3) employees who reside in countries for whom such employees’ participation in the Plan would result in a violation under any applicable corporate, securities or other laws of such country of residence.

2.11 Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

2.12 Fair Market Value.

“Fair Market Value” means, on a given date, (1) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported, (2) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported, or (3) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Plan Administrator in good faith to be the fair market value of the Common Stock.

2.13 New Purchase Date.

“New Purchase Date” means a new Purchase Date, as designated by the Plan Administrator, if the Plan Administrator shortens any Offering Period then in progress.

2.14 Notice Period.

“Notice Period” means the later of (1) the period commencing on the Offering Commencement Date relating to the applicable shares of Common Stock and ending on the second anniversary thereof, or (2) the period commencing on the Purchase Date related to the applicable shares of Common Stock that were purchased and ending on the first anniversary thereof.

2.15 Offering Commencement Date.

“Offering Commencement Date” means the first day of each Offering Period.

2.16 Offering End Date.

“Offering End Date” means the last day of each Offering Period.

2.17 Offering Period.

“Offering Period” means the three-month period or six-month period established by the Plan Administrator in accordance with Section 5.01.

2.18 Participant.

“Participant” means, with respect to an Offering Period, an Eligible Employee who is participating in such Offering Period, as provided in Section 4.01.

2.19 Person.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

2.20 Plan.

“Plan” means this First Data Corporation 2015 Employee Stock Purchase Plan, as it may be amended from time to time.

2.21 Plan Administrator.

“Plan Administrator” means the Board or a committee of two or more individuals (which committee need not be a committee of the Board) designated by the Board to administer the Plan (including any Sub-Plan); provided, that, notwithstanding appointment of a Plan Administrator, the Board may take any action permitted to be exercised by the Plan Administrator under the Plan (including any Sub-Plan) in accordance with Section 10.01 hereof.

2.22 Purchase Date.

“Purchase Date” means, with respect to any Offering Period, the Offering End Date associated with such Offering Period (or such other date established by the Plan Administrator prior to the applicable Offering Commencement Date or pursuant to Section 9.02); provided, however, if any such date is not a Trading Day, the Purchase Date shall be the next business day that is a Trading Day.

2.23 Purchase Price.

“Purchase Price” means an amount per share of Common Stock equal to ninety-five percent (95%) of the lesser of (x) the Fair Market Value of a share of Common Stock on the Offering Commencement Date, or if such Offering Commencement Date is not a Trading Day, the next business day that is a Trading Day, and (y) the Fair Market Value of a share of Common Stock on the Purchase Date, or if such Purchase Date is not a Trading Day, the next business day that is a Trading Day.

2.24 Reserves.

“Reserves” has the meaning set forth in Section 9.01.

2.25 Rule 16b-3.

“Rule 16b-3” has the meaning set forth in Section 10.01.

2.26 Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretive guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.

2.27 Sub-Plan.

“Sub-Plan” means any sub-plan to this Plan that has been adopted by the Board or the Plan Administrator for the purpose of providing employees of Designated Foreign Affiliates or otherwise outside the United States of America the opportunity to (1) acquire a proprietary interest in the Company and (2) share in the Company’s future success by acquiring shares of Common Stock, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the limits specified in Section 3.01 shall apply in the aggregate to the Plan and all Sub-Plans adopted hereunder.

2.28 Subscription.

“Subscription” means an Eligible Employee’s authorization for payment to be made by such Eligible Employee for Common Stock purchases under this Plan (including any Sub-Plan) in the form and manner specified by the Plan Administrator (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

2.29 Trading Day.

“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

ARTICLE III –SHARES OF COMMON STOCK

3.01 Shares of Common Stock Reserved For the Plan.

(a) Subject to adjustment in connection with any changes in capitalization of the Company, as provided for in Section 9.01, the maximum number of shares of Common Stock which may be issued under the Plan shall be 6,327,292.

(b) In connection with each Offering Period, the Plan Administrator may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering Period, and/or by all Participants on any Purchase Date during such Offering Period. If the total number of shares of Common Stock to be issued on any Purchase Date exceeds the maximum number of shares of Common Stock available for issuance under the Plan, the Company shall (1) make a pro-rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and the Plan Administrator determines to be equitable, (2) return the balance of payroll deductions credited to the account of each Participant under the Plan as promptly as practicable, and (3) have the discretion to terminate any or all Offering Periods then in effect pursuant to Section 5.01(a). If any rights granted under the Plan terminate for any reason without having been exercised, the shares of Common Stock not purchased under such rights shall again become available for issuance under the Plan.

3.02 Participant’s Interest in Rights to Purchase Common Stock.

(a) Until the applicable shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company), a Participant shall only have the rights of an unsecured creditor with respect to such shares of Common Stock, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares of Common Stock.

(b) A Participant shall have no interest in the shares of Common Stock covered by a right to purchase such shares of Common Stock under the Plan until such right has been exercised.

ARTICLE IV – ELIGIBILITY AND PARTICIPATION

4.01 Enrollment and Participation.

(a) Any individual who, on the day preceding an Offering Commencement Date, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing and submitting a Subscription, in the form and manner prescribed for this purpose by the Company (including a payroll deduction authorization form). The Subscription shall be filed with the Company in accordance with the procedures as established by the Company, as may be in effect from time to time. Eligible Employees may not have more than one (1) Subscription in effect with respect to any Offering Period.

(b) Once enrolled in the Plan, a Participant shall continue to participate in the Plan until such Participant ceases to be an Eligible Employee or withdraws from the Offering Period or the Plan in accordance with Section 6.03. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to any new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 6.03. A Participant who withdraws from the Plan in accordance with Section 6.03 may again become a Participant if such individual is then an Eligible Employee, by following the procedure described in Section 4.01(a).

4.02 Limitations on Participation.

Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase shares of Common Stock pursuant to the Plan:

(a) if, immediately after the option is granted, such Eligible Employee owns shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of Common Stock (for purposes of this Section 4.02(a), the rules of Section 424 of the Code shall apply in determining stock ownership of any Eligible Employee), pursuant to the requirements of Section 423(b)(3) of the Code; or

(b) which permits such Eligible Employee to purchase shares of Common Stock under all employee stock purchase plans of the Company and its Designated Affiliates that shall accrue at a rate which exceeds $25,000 in Fair Market Value of the Common Stock (determined at the time such right to purchase Common Stock is granted) for each calendar year in which such right is outstanding, pursuant to the requirements of Section 423(b)(8) of the Code. When applying the limitations of this Section 4.02(b), (1) the right to purchase Common Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase Common Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 in Fair Market Value of such Common Stock (determined at the time such option is granted) for any one (1) calendar year, and (3) a right to purchase Common Stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option to purchase Common Stock.

ARTICLE V – OFFERING PERIODS

5.01 Offering Periods.

(a) The Plan shall be implemented through consecutive quarterly or semi-annual Offering Periods, as shall be determined by the Plan Administrator prior to the first Offering Period, with new Offering Commencement Dates commencing on the first Trading Day on or after (i) January 1, April 1, July 1, and October 1 of each year (or at such other times as may be determined by the Plan Administrator) to the extent the Plan Administrator establishes quarterly Offering Periods, and (ii) January 1 and July 1 of each year (or at such other times as may be determined by the Plan Administrator) to the extent the Plan Administrator establishes semi-annual Offering Periods. The first Offering Period is expected to commence on January 1, 2016. Each Offering Period shall comply with the requirements of Section 423(b)(5) of the Code. The Plan Administrator shall have the power to terminate or change the duration and/or frequency of the Offering Periods (including the Offering Commencement Date) with respect to future Offering Periods without stockholder approval. Any such changes shall be announced prior to the scheduled beginning of the affected Offering Period.

(b) A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering Period that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn such Participant’s Subscription in accordance with Section 6.03. Payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 6.03.

5.02 Grant of Option.

On each Offering Commencement Date, each Participant will automatically be granted an option to purchase as many shares of Common Stock (rounded down to the nearest whole share of Common Stock) as may be purchased with such Participant’s payroll deductions during the related Offering Period at the Purchase Price, subject to the limitations set forth in Sections 3.01 and 4.02.

ARTICLE VI – PAYROLL DEDUCTIONS

6.01 Amount of Payroll Deductions.

An Eligible Employee’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than one percent (1%) and no more than fifteen percent (15%) of such Participant’s Base Compensation, as elected by the Participant, on each payroll date that the Subscription is in effect. Payroll deductions shall commence on the first payroll date following the Offering Commencement Date and shall continue until the Participant changes the rate of such Participant’s payroll deductions or terminates such Participant’s participation in the Plan, in each case, as provided for in Section 6.03.

6.02 Participant’s Account.

All payroll deductions made with respect to a Participant shall be credited to such Participant’s recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account, unless required by law. Except as provided in this Section 6.02, all amounts in a Participant’s account shall be used to purchase whole shares of Common Stock and no cash refunds shall be made from such account. Any amounts that are insufficient to purchase whole shares shall be credited to the Participant’s account, and added to any fractional amounts resulting on subsequent Purchase Dates. Upon liquidation or other closing of a Participant’s account, any fractional amounts shall be paid in cash to the Participant. In addition, any amounts that are withheld but unable to be applied to the purchase of Common Stock because of the limitations of Section 4.02 shall be returned to the Participant without interest and shall not be used to purchase shares of Common Stock with respect to any other Offering Period under the Plan.

6.03 No Changes in Payroll Deductions; Termination of Subscription.

(a) Except as may be permitted by the Plan Administrator, as determined in its sole discretion, following the Offering Commencement Date associated with an Offering Period, a Participant may terminate such Participant’s Subscription for the Offering Period (but may not otherwise increase or decrease such Participant’s level of elected payroll deductions) under the Subscription with respect to such Offering Period.

(b) Any termination of a Subscription shall only be deemed effective if such termination is executed pursuant to procedures established by the Plan Administrator. If a Participant terminates such Participant’s Subscription with respect to an Offering Period, the accumulated payroll deductions in such Participant’s account at the time the Subscription is withdrawn shall be paid without interest to such Participant as soon as practicable after receipt of such Participant’s notice of withdrawal and such Participant’s Subscription for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be made during the Offering Period or subsequent Offering Periods unless and until such Participant re-enrolls in the Plan pursuant to Section 4.01(a). Any re-enrollment in the Plan shall be effective only at the commencement of a subsequent Offering Period.

ARTICLE VII – TERMINATION OF EMPLOYMENT/FAILURE TO REMAIN AN ELIGIBLE EMPLOYEE

7.01 Termination of Employment/Failure to Remain an Eligible Employee.

Termination of a Participant’s employment for any reason, including, but not limited to, retirement and death, or the failure of a Participant to remain an Eligible Employee, in each case, shall immediately terminate such Participant’s participation in the Plan. In such event, the accumulated payroll deductions in such Participant’s account shall be paid without interest to such Participant (or such Participant’s beneficiary) as soon as practicable after such event. In such event, such Participant’s Subscription for the current Offering Period will be automatically terminated, and no further contributions for the purchase of shares of Common Stock will be made during the Offering Period or subsequent Offering Periods. For purposes of this Section 7.01, an Eligible Employee shall not be deemed to have terminated employment in the case of sick leave, military leave, or any other leave of absence approved by the Plan Administrator; provided, however, that such leave of absence is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

ARTICLE VIII – EXERCISE OF RIGHTS TO PURCHASE COMMON STOCK

8.01 Automatic Exercise.

(a) Unless a Participant terminates such Participant’s Subscription as provided for in Section 6.03, a Participant’s right to purchase shares of Common Stock will be automatically exercised on each Purchase Date for the applicable Offering Period. The right to purchase shares of Common Stock will be exercised by using the accumulated payroll deductions in such Participant’s account as of each such Purchase Date to purchase the maximum number of whole shares of Common Stock (rounded down to the nearest whole share) that may be purchased at the Purchase Price. The number of whole shares of Common Stock that will be purchased for each Participant on the Purchase Date shall be determined by dividing (1) such Participant’s accumulated payroll deductions in such Participant’s account as of the Purchase Date by (2) the Purchase Price.

(b) At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the shares of Common Stock issued to a Participant under the Plan are disposed of, the Participant must make adequate provisions for any applicable federal, state and/or local withholding tax and other applicable tax obligations, if any, which arise upon the Purchase Date or the disposition of the shares of Common Stock. At any time, the Company or a Designated Affiliate may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of shares of Common Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

8.02 Delivery of Common Stock.

(a) As promptly as practicable after each Purchase Date, the number of whole shares of Common Stock purchased by each Participant pursuant to Section 8.01 shall be deposited into an account established in the Participant’s name with the broker designed by the Plan Administrator for such purpose.

(b) Shares of Common Stock that are purchased under the Plan will be held in an account in the Participant’s name in uncertificated form. Furthermore, shares of Common Stock to be delivered to a Participant under the Plan will be registered in the “street name” of such Participant.

ARTICLE IX – CHANGES IN CAPITALIZATION; ADJUSTMENTS UPON CHANGE IN CONTROL

9.01 Changes in Capitalization.

Subject to any required action by the stockholders of the Company, (1) the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised, (2) the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), (3) the number of shares of Common Stock set forth in Section 3.01(a), (4) the Purchase Price per share, and (5) the maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during an Offering Period, shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, or any increase or decrease in the value of a share of Common Stock resulting from a spinoff or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided for herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

9.02 Adjustments Upon Change in Control.

(a) In the event of a Change in Control, the Board may take any action it deems necessary or desirable with respect to any option or ongoing Offering Period, including, but not limited to: (1) terminating the Plan and returning all contributions made by Participants in connection with such termination of the Plan, (2) establishing a New Purchase Date, or (3) providing that each outstanding option under the Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(b) For purposes of this Section 9.02, an option granted under the Plan shall be deemed to be assumed upon a Change in Control, if, at the time of issuance of the stock or other consideration, each holder of an option under the Plan would be entitled to receive the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the same number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares of Common Stock covered by the option as provided for in Section 9.01); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Plan Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of shares of Common Stock in the transaction.

ARTICLE X – ADMINISTRATION

10.01 Appointment of Plan Administrator.

The Plan Administrator shall administer the Plan. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), all actions relating to awards to persons subject to Section 16 of the Exchange Act shall be taken by the Board unless each person who serves as the Plan Administrator is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-Plan Administrator of the Plan Administrator (or the Board) comprised solely of “non-employee directors.”

10.02 Authority of Plan Administrator.

The Plan Administrator shall have full and plenary authority, subject to the provisions of the Plan, to (1) promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, (2) interpret the provisions of, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, and supervise the administration of the Plan, (3) adopt Sub-Plans, and (4) take all action in connection therewith or in relation thereto as it deems advisable. All determinations by the Plan Administrator under the Plan shall, to the fullest extent permitted by law, be final, conclusive, and binding on all Persons. The Company shall pay all expenses incurred in connection with the administration of the Plan. No individual who serves as the Plan Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all individuals who serve as the Plan Administrator shall be fully indemnified by the Company with respect to any such action, determination or interpretation, to the fullest extent permitted by law and the Company’s by-laws and certificate of incorporation.

ARTICLE XI – MISCELLANEOUS

11.01 Amendment and Termination.

(a) The Board may at any time and for any reason terminate the Plan. Except as provided in Article IX, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Plan Administrator on a Purchase Date or by the Board’s setting a New Purchase Date with respect to an Offering Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Either the Board or the Plan Administrator may amend the Plan. Except as provided in Section 9.01 and this Section 11.01, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any Participant’s rights may be considered to have been adversely affected, the Board or the Plan Administrator shall be entitled to change the Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit tax withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Base Compensation, and establish such other limitations or procedures as the Board or the Plan Administrator determines, in its sole discretion, are advisable and consistent with the Plan.

(c) Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participants’ accounts will be applied to the purchase of Common Stock, unless otherwise determined by the Board. Upon termination of the Plan, the Board shall have the authority to establish administrative procedures regarding the exercise of outstanding rights to purchase shares of Common Stock or to determine that such rights shall not be exercised.

11.02 Use of Funds.

All payroll deductions received or held by the Company or any Designated Affiliate under this Plan may be used by the Company or such Designated Affiliate for any corporate purpose and neither the Company nor any Designated Affiliate shall be obligated to segregate such payroll deductions.

11.03 Transferability; Notice of Disposition.

(a) Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a right to purchase Common Stock or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Section 7.01. Any such attempted assignment, transfer, pledge, or other disposition shall be void ab initio. During a Participant’s lifetime, rights to purchase shares of Common Stock that are held by such Participant shall be exercisable only by such Participant.

(b) Each Participant shall notify the Company, in writing, if such Participant disposes of any of the shares of Common Stock purchased in any Offering Period pursuant to the Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any book entry representing shares of Common Stock acquired pursuant to the Plan requesting that the Company’s transfer agent notify the Company of any transfer of such shares of Common Stock. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the book entry.

11.04 Term; Stockholder Approval of the Plan.

The Plan shall be effective upon its approval by the Board and shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the Plan is adopted by the Board. No purchase of shares of Common Stock pursuant to the Plan shall occur prior to such stockholder approval. The Plan shall terminate on the earliest to occur of (1) termination of the Plan by the Plan Administrator (which termination may be effected by the Board at any time), (2) issuance of all of the shares of Common Stock available for issuance under the Plan; or (3) the tenth (10th) anniversary of the earlier to occur of approval of the Plan by the Board or approval of the Plan by the stockholders of the Company.

11.05 No Employment Rights; Effect of the Plan.

(a) The Plan does not, directly or indirectly, create in any employee or class of employees, any right with respect to continuation of employment with the Company or any of its Affiliates, and it shall not be deemed to interfere in any way with the right of the Company or any Affiliate employing such person to terminate, or otherwise modify, an employee’s employment at any time.

(b) The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

11.06 Governing Law.

The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

11.07 Miscellaneous.

(a) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the Person, designated by the Company for the receipt thereof.

(b) Conditions Upon Issuance of Shares of Stock. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.